UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 1, 2007

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	333-75984	04-3570028
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On August 1, 2007, InSight Health Services Holdings Corp. (the “Registrant”) and InSight Health Services Corp., a wholly owned subsidiary of the Registrant (“InSight”), emerged from Chapter 11of the Bankruptcy Code pursuant to their Second Amended Joint Prepackaged Plan of Reorganization (the “Plan”).  In connection with the consummation of the Plan, InSight’s wholly owned subsidiaries (the “Borrowers”) entered into a Second Amended and Restated Loan and Security Agreement, dated August 1, 2007 (the “LSA”), with the lenders named therein (the “Lenders”) and Bank of America, N.A., as collateral and administrative agent (in such capacities, the “Administrative Agent”).  Pursuant to the LSA, the Administrative Agent and Lenders have agreed to provide the Borrowers with a $30 million asset-based revolving credit facility (the “Credit Facility”), maturing on June 30, 2011, to be used by the Borrowers for working capital and general corporate purposes.  The LSA amends and restates the Borrowers’ existing $30 million asset-based revolving credit facility with the Administrative Agent and the Lenders.

Borrowings under the Credit Facility bear interest at a per annum rate equal to LIBOR, plus an applicable margin, or, at the Borrowers’ option, the base rate (which is the Bank of America prime rate).  The applicable margin is initially 2.50% per annum; however, commencing with delivery of the Registrant’s consolidated financial statements for the fiscal month ending March 31, 2008 and quarterly thereafter, the applicable margin will be adjusted in accordance with a pricing grid based on the Registrant’s fixed charge coverage ratio, and will range from 2.50% to 2.00% per annum.  In addition to paying interest on outstanding loans under the Credit Facility, the Borrowers will be required to pay a commitment fee to the Lenders in respect of unutilized commitments thereunder at a rate equal to 0.50% per annum, subject to reduction based on a performance grid tied to the Registrant’s fixed charge coverage ratio, as well as customary letter-of-credit fees and fees of the Administrative Agent.

The Credit Facility contains customary affirmative and negative covenants, including, without limitation, restrictions on (i) the incurrence of additional indebtedness and liens, (ii) mergers, consolidations, dissolutions and sales of assets, (iii) investments, (iv) dividends and stock redemptions and (v) transactions with affiliates.  There are no financial covenants included in the Credit Facility, except a minimum fixed charge coverage ratio test which will be triggered if availability under the Credit Facility plus eligible cash falls below $7.5 million.

The Registrant and InSight (collectively, the “Guarantors”) have agreed to unconditionally guarantee all obligations of the Borrowers under the Credit Facility.  All obligations under the Credit Facility and the obligations of the Guarantors under the guarantees are secured, subject to certain exceptions, by a first priority security interest in all of the Borrowers’ and Guarantors’: (i) accounts; (ii) instruments, chattel paper (including, without limitation, electronic chattel paper), documents, letter-of-credit rights and supporting obligations relating to any account; (iii) general intangibles that relate to any account; (iv) monies in the possession or under the control of the Lenders under the Credit Facility; (v) products and cash and non-cash proceeds of the foregoing; (vi) deposit accounts established for the collection of proceeds from the assets described above; and (vii) books and records pertaining to any of the foregoing.

The foregoing summary is qualified in its entirety by the actual text of the Credit Facility, which is attached as Exhibit 10.23 to this Form 8-K.

On August 1, 2007, the Registrant entered into a registration rights agreement with its existing equity holders and certain of its other stockholders (the “Registration Rights Agreement”). Under the Registration Rights Agreement, holders of a majority of the common stock held by its existing equity holders and each other holder of at least 5% of the common stock of the Registrant outstanding following consummation of the exchange offer and the Plan (collectively, the “Registration Rights Holders”), will have the right, on one occasion each, to demand that the Registrant register their shares of common stock under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In addition, in the event any shares of the Registrant’s common stock are proposed to be registered under the Securities Act either for the Registrant’s account or for the account of any of its stockholders, the Registration Rights Holders shall be entitled, on two occasions, to include their shares of the Registrant’s common stock in such registration, subject to certain limitations. The foregoing summary is qualified in its entirety by the actual text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Form 8-K.

Item 1.02                                             Termination of Material Definitive Agreement

Pursuant to the terms of the Plan, the Indenture dated October 30, 2001 governing InSight’s 9.875% senior subordinated notes due 2011 (the “SSNs”), as amended, restated or supplemented (the “Indenture”) was terminated effective as of August 1, 2007.  As a result, all obligations of the Registrant, InSight and the subsidiary guarantors of InSight under the Indenture and the SSNs were terminated, except for certain obligations owed to Law Debenture Trust Company of New York, as trustee under the Indenture.

Item 3.02                                             Unregistered Sales of Equity Securities

Pursuant to the terms of the Plan, (i) 1,122,640 shares of the Registrant’s common stock are to be issued to holders of SSNs that did not tender their SSNs into the Registrant’s exchange offer, and (ii) 864,444 shares of the Registrant’s common stock were issued to holders of the Registrant’s common stock prior to the consummation of the Plan.  The Registrant relied, based on the confirmation order it received from the U.S. Bankruptcy Court for the District of Delaware, on Section 1145(a)(1) of the U.S. Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933 the offer and sale of the Registrant’s common stock to the foregoing parties.  Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied.

6,657,360 shares of the Registrant’s common stock were issued, pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) to holders of SSNs that tendered their SSNs into the Registrant’s exchange offer.

Item 3.03                                             Material Modification to Rights of Security Holders

The information included in Item 1.02 of this Form 8-K, relating to the termination of the Indenture is incorporated by reference into this Item 3.03.

Item 5.01                                             Changes in Control of Registrant

As a result of the consummation of the Plan (including the issuance of the shares of the Registrant’s common stock (described in Item 3.02 above) and the appointment of the new members of the board of directors (described in Item 5.02 below)), as of August 1, 2007, J.W. Childs Associates, L.P., the Halifax Group, L.L.C., and their respective affiliates no longer control the Registrant.

The Registrant is not aware of (i) any one entity or group of entities that could be deemed as having acquired control of the Registrant, or (ii) any arrangements that may at a subsequent date result in a change in control of the Registrant.

Notwithstanding the foregoing statements, the Registrant believes that the consummation of the exchange offer and the Plan did not constitute a “change of control”  as defined under the indenture governing InSight’s senior secured floating rates notes due 2011.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Plan provided that upon its consummation five of the directors of the Registrant and InSight would be designated by an ad hoc committee of holders of SSNs, one would be designated by the holders of the Registrant’s common stock prior to the consummation of the Plan, and Bret W. Jorgensen, the President and Chief Executive Officer of the Registrant and InSight, would remain a director.  Director designations were made, and the designated persons were nominated and elected by the existing boards of directors of the Registrant and InSight.

Accordingly, effective as of August 1, 2007 (i) Michael N. Cannizzaro, Kenneth M. Doyle, David W. Dupree, Mark J. Tricolli and Edward D. Yun ceased to be directors of the Registrant and InSight; (ii) Steven G. Segal (the director designated by holders of the Registrant’s common stock prior to the consummation of the Plan) and Bret W. Jorgensen remained directors of the Registrant and InSight; and (iii) the following persons became directors of the Registrant and InSight (the directors designated by the ad hoc committee of holders of SSNs):

Eugene Linden, 60, is the Chief Investment Strategist of Bennett Management, a hedge fund, and has also been a contributor at TIME Magazine since 1995. From 1987 to 1995, Mr. Linden was a senior writer at TIME Magazine. Mr. Linden currently serves as a director on the board of PGI Inc., Cibus Genetics LLC and Syratech Corporation.

Wayne Lowell, 52, established Jonchra Associates, LLC, which provides strategic and operating advice to senior management of venture capital-funded and publicly held entities, in 1998. Mr. Lowell worked at PacifiCare Health Systems from 1986 to 1998, most recently holding the positions of Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Mr. Lowell currently serves as a director for Molina Healthcare, Inc.

Richard Nevins, 60, has worked as an independent advisor since 2007. From 1998 until his retirement in 2007, Mr. Nevins was a managing director and co-head of the recapitalization and restructuring group at Jefferies & Company, Inc. Mr. Nevins currently serves on the board of Aurora Trailer Holdings and SPELL C LLC.

James A. Ovenden, 44, is the Chief Financial Officer and founding principal of OTO Development, LLC, a hospitality development company established in 2004. Mr. Ovenden has also served as a principal consultant with CFO Solutions of SC, LLC since 2002. Mr. Ovenden was the Chief Financial Officer of Extended Stay America, Inc. from January 2004 to May 2004 and held various positions at CMI Industries, Inc. from 1987 to 2002. Mr. Ovenden currently serves on the board of directors of The Polymer Group, Inc.

Keith Rechner, 49, has been Chief Executive Officer and President of Benefit Advisors, Inc., an employee benefits consulting firm, since 1997. Mr. Rechner is also currently a financial advisor with AXA Advisors, a position he has held since 2005. Mr. Rechner served as the Regional Vice President of Tax Sheltered Markets for AXA Advisors from 2002 to 2005 and Vice President of Traditional Markets for AXA Advisors from 2000 to 2002. From 1993 to 1996, Mr. Rechner held various positions with VHA Great Rivers, Inc./Great Rivers Network, including President & CEO, Great Rivers Network, Chief Operating Officer, Integrated Benefit Services (IBS) and Vice President, Managed Care.

The non-executive directors of the Registrant will each receive an annual fee of $30,000, a fee of $2,000 for each in-person board of directors meeting and a fee of $1,000 for each telephonic board of directors meeting.  In addition, the chairman of the board, the chairman of the audit committee and the chairman of the compensation committee, when elected, will each receive an additional annual fee of $20,000, $10,000 and $5,000, respectively. Also, each audit and compensation committee member will receive a fee of $1,000 for each in-person committee meeting and a fee of $500 for each telephonic committee meeting. Finally, it is also contemplated that the Registrant will establish an equity plan for the non-executive directors in an amount of approximately 2% of the issued and outstanding common stock of the Registrant.

Item 8.01                                             Other Events

On August 1, 2007, the Registrant issued a press release announcing the Registrant’s and InSight’s emergence from Chapter 11. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K.

In connection with the consummation of the Plan,  the Registrant adopted an Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws.  These documents are filed as Exhibits 3.1 and 3.2  to this Form 8-K.

Item 9.01                                             Financial Statement and Exhibits

Exhibit No.	Document Description

3.1	The Registrant’s Amended and Restated Certificate of Incorporation, filed herewith.

3.2	The Registrant’s Second Amended and Restated Bylaws, filed herewith.

4.1	Registration Rights Agreement, dated August 1, 2007, among the Registrant and the persons named therein, filed herewith.

10.23	Second Amended and Restated Loan and Security Agreement, dated August 1, 2007, among the Borrowers, the lenders named therein and the Administrative Agent, filed herewith.

99.1	Press Release of the Registrant, dated August 1, 2007, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT HEALTH SERVICES HOLDINGS CORP.

Date: August 6, 2007	By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	The Registrant’s Amended and Restated Certificate of Incorporation, filed herewith.

3.2	The Registrant’s Second Amended and Restated Bylaws, filed herewith.

4.1	Registration Rights Agreement, dated August 1, 2007, among the Registrant and the persons named therein, filed herewith.

10.23	Second Amended and Restated Loan and Security Agreement, dated August 1, 2007, among the Borrowers, the lenders named therein and the Administrative Agent, filed herewith.

99.1	Press Release of the Registrant, dated August 1, 2007, filed herewith.